           As filed with the Securities and Exchange Commission on June 22, 1999
                                                      Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                         EQUITY OFFICE PROPERTIES TRUST
             (Exact name of Registrant as specified in its charter)

           Maryland                                    36-4151656
(State or Other Jurisdiction of                     (I.R.S. Employer
 Incorporation or Organization)                    Identification No.)

                      Two North Riverside Plaza, Suite 2200
                             Chicago, Illinois 60606
                                 (312) 466-3300
(Address, including zip code, and telephone number, including area code, of Registrant's Principal Executive Offices)

                               Stanley M. Stevens
                Executive Vice President and Chief Legal Counsel
                      Two North Riverside Plaza, Suite 2200
                             Chicago, Illinois 60606
                                 (312) 466-3362
(Name, address, including zip code, and telephone number, including area code, of Agent For Service)

                                    Copy to:
                               Ruth Pinkham Haring
                               William C. Hermann
                          Rosenberg & Liebentritt, P.C.
                      Two North Riverside Plaza, Suite 1600
                             Chicago, Illinois 60606

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after the effective date of this Registration Statement and from time to time as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to distribution or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with distribution or interest reinvestment plans, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           CALCULATION OF REGISTRATION FEE



----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                                                         Proposed Maximum     Proposed Maximum
                                                    Amount to be         Aggregate Price          Aggregate           Amount of
Title of Securities to be Registered                 Registered           Per Share (1)       Offering Price(1)   Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial Interest, $.01 par       25,000,000              $26.75              $668,750,000          $185,913
value............................................
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the amount of the registration fee based upon the average of the high and low prices reported for such shares on the New York Shares Exchange on June 21, 1999, pursuant to Rule 457(c).

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This prospectus is neither an offer to sell nor a solicitation of an offer to buy these securities in any jurisdiction where such offer or sale is unlawful.

                   SUBJECT TO COMPLETION, DATED JUNE 22, 1999

PROSPECTUS

                         EQUITY OFFICE PROPERTIES TRUST
                  DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

                                   25,000,000
                      COMMON SHARES OF BENEFICIAL INTEREST

                                    --------------

         Equity Office Properties Trust, a Maryland real estate investment trust, is a real estate investment trust that owns and manages its assets and conducts substantially all of its business through EOP Operating Limited Partnership, a Delaware limited partnership. With this prospectus, we are offering participation in our Dividend Reinvestment and Share Purchase Plan to record holders of common shares, as well as to other interested investors. The Dividend Reinvestment and Share Purchase Plan is a simple, convenient and low-cost means of investing in our common shares.

                                   PLAN HIGHLIGHTS

         - You may participate in the Plan if you own our common shares. If you do not own any common shares, you can participate in the Plan by making your initial investment in our common shares through the Plan with a minimum initial investment of $1,000.

         - Once you are enrolled in the Plan, you may buy additional common shares by automatically reinvesting all or a portion of the cash dividends paid on your common shares. To participate in the dividend reinvestment feature of the Plan, you must hold and elect to reinvest the dividends on a minimum of 10 common shares.

         - Once you are enrolled in the Plan, you may buy additional common shares by making optional cash investments of $250 to $5,000 per month. In some instances, however, we may permit greater optional cash investments.

         Your participation in the Plan is entirely voluntary, and you may terminate your participation at any time. If you do not elect to participate in the Plan, you will continue to receive cash dividends, if and when declared by our board of trustees, in the usual manner.

         Our common shares are traded on the New York Stock Exchange under the ticker symbol "EOP." The closing price of our common shares on June 21, 1999 was $26 1/2 per share.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has determined if this prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

                   THE DATE OF THIS PROSPECTUS IS JUNE , 1999.

                               SUMMARY OF THE PLAN

         The following summary of our Dividend Reinvestment and Share Purchase Plan may omit information that may be important to you. You should carefully read the entire text of the Plan contained in this prospectus beginning on page 6 before you decide to participate in the Plan.

ENROLLMENT:             You can participate in the Plan if you own our common
                        shares by submitting a completed authorization form.
                        You may obtain an authorization form from the Plan's
                        Administrator, BankBoston, N.A. Please see Question 6 for more detailed information.

INITIAL INVESTMENT:     If you do not own any of our common shares, you can
                        participate in the Plan by making an initial investment in our common shares through the Plan with a minimum initial investment of $1,000. Please see Question 5 for more detailed information.

REINVESTMENT OF         You can reinvest your cash dividends on all or a
DIVIDENDS:              portion of your common shares.  You will be able to
                        purchase additional common shares by reinvesting your dividends. To participate in the dividend reinvestment feature of the Plan, you must hold and elect to reinvest the dividends on a minimum of 10 common share.
                        Please see Question 6 for more detailed information.

OPTIONAL CASH           After you are enrolled in the Plan, you can buy
INVESTMENTS:            additional common shares.  You can invest a
                        minimum of $250 to a maximum of $5,000 in any one month.
                        Under some circumstances, we may approve a written request to waive the $5,000 per month maximum amount.
                        Please see Question 6 for more detailed information.

SOURCE OF SHARES:       The Administrator of the Plan will purchase our common
                        shares directly from us as newly issued common shares, in the open market or in privately negotiated transactions with third parties. Please see Question 8 for more detailed information.

PURCHASE PRICE:         Under the Plan, with respect to reinvested dividends
                        and optional cash investments of $5,000 or less, the purchase price for our common shares that the Administrator purchases directly from us initially will equal 100% of the average of the daily high and low sales prices for a common share reported by the New
                        York Stock Exchange on the applicable Investment Date or, if no trading occurs in our common shares on the applicable Investment Date, the average of the daily high and low sales prices for the first trading day immediately preceding the Investment Date for which trades are reported. Please see Question 8 for more detailed information.

                        With respect to optional cash investments of greater than $5,000, the purchase price for newly issued common shares that the Administrator purchases directly from us initially will equal 100% of the average of the daily high and low sales prices of our common shares reported by the New York Stock Exchange for the trading day relating to each Investment Date, less any discount that we may elect to offer in connection with a waiver of the $5,000 limit. Please see Questions 8 and 10 for more detailed information.

                        The purchase price for common shares purchased in the open market or in privately negotiated transactions with third parties will equal the price paid for the shares on the relevant Investment Date. Please see Question 8 for more detailed information.

                        The reinvestment of cash dividends in additional common shares is not subject to a maximum limit. The Waiver Discount, if any, described in the response to Question 10 will not be available for optional cash investments that do not exceed $5,000, nor will these investments be subject to the Minimum Waiver Price. However, Equity Office reserves the right to grant a discount and set a minimum price in the future for these investments. Equity Office also reserves the right to offer a discount or change any discount offered on common shares purchased with reinvested dividends.

                        Optional cash investments of less than $250 and that portion of any optional cash investment that exceeds $5,000, unless the limit has been waived, will be returned to the participant without interest.

TRACKING YOUR           You will receive periodic statements of the transactions
INVESTMENTS:            made in your Plan account.  These statements will
                        provide you with details of the transactions and will indicate the share balance in your Plan account.
                        Please see Question 14 for more detailed information.

ADMINISTRATION:         BankBoston, N.A. initially will serve as the
                        Administrator of the Plan. EquiServe LLP, a registered transfer agent, will provide administrative support to the Administrator. You should send all correspondence with the Administrator to: Equity Office Properties
                        Trust, c/o EquiServe LLP, P.O. Box 8040, Boston, MA
                        02266-8040.  You may call the Administrator at
                        (888) 752-4831 (effective July 12, 1999).  Please see
                        Question 4 for more detailed information.

                              ABOUT THIS PROSPECTUS

         We have filed with the Securities and Exchange Commission a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act of 1933, with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If the Commission's rules and regulations require that a contract or document be filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement for a complete description. For further information regarding Equity Office and the securities, we refer you to the registration statement and its exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C., upon payment of the fees prescribed by the Commission.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any materials we file with the Commission at the Public Reference Room of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we file many of our documents electronically with the Commission, and you may access those documents over the Internet. The Commission maintains a "web site" that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address is "http://www.sec.gov."

         The common shares are listed on the NYSE under the symbol "EOP," our Series A Preferred Shares are listed on the NYSE under the symbol "EOPprA," our Series B Preferred Shares are listed on the NYSE under the symbol "EOPprB," and our Series C Preferred Shares are listed on the NYSE under the symbol "EOPprC." You may inspect any reports, proxy statements and other information we file with the NYSE at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         The Commission allows us to "incorporate by reference" the information we file with them in this prospectus. This helps us disclose information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference each of the documents listed below.

         a.   Our Annual Report on Form 10-K for the year ended December 31,
              1998.

         b. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

         c. Our Current Reports on Form 8-K, filed with the Commission on January 20, 1999 and April 21, 1999.

         d. Our Registration Statement on Form 8-A, which incorporates by reference a description of the common shares from our Registration Statement on Form S-11 (File No. 333-26629).

         We also incorporate by reference any future filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the common shares to which this prospectus relates have been issued or the offering is terminated. You should note than any of our future filings which are incorporated by reference will automatically update and supersede the information in this prospectus.

         Copies of all documents which are incorporated herein by reference (not including the exhibits to this information, unless these exhibits are specifically incorporated by reference in this information) will be provided without charge to each person, including any beneficial owner, to whom this prospectus is delivered upon written or oral request. Requests should be directed to Equity Office Properties Trust, Two North Riverside Plaza, Chicago, Illinois 60606, Attention: Investor Relations (telephone number: (800) 692-5304).

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act. These forward-looking statements relate to, without limitation, future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, and can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology. The cautionary statements incorporated by reference from our Annual Report on Form 10-K under the caption "Risk Factors" and other similar statements contained in this prospectus or any accompanying prospectus supplement identify important factors with respect to the forward-looking statements, including risks and uncertainties, that could cause actual results to differ materially from those in the forward-looking statements.

                        TERMS AND CONDITIONS OF THE PLAN

         The following constitutes our Dividend Reinvestment and Share Purchase Plan, as in effect beginning June 30, 1999. All references in this prospectus to "common shares" refer to our common shares of beneficial interest, par value $.01 per share.

PURPOSE

1.       WHAT IS THE PURPOSE OF THE PLAN?

         The primary purpose of the Plan is to give holders of record of common shares and other interested investors a convenient and economical way to purchase and to reinvest all or a portion of their cash dividends in common shares. A secondary purpose of the Plan is to provide us another way to raise additional capital for general corporate purposes through sales of common shares under the Plan.

PARTICIPATION OPTIONS

2.       WHAT ARE MY INVESTMENT OPTIONS UNDER THE PLAN?

         Once enrolled in the Plan, you may buy common shares through any of the following investment options:

         - FULL DIVIDEND REINVESTMENT. You may reinvest cash dividends paid on all of your common shares to purchase additional common shares if you have at least 10 common shares in your Plan account. This option also permits you to make optional cash investments from $250 to $5,000 per month to buy additional common shares.

         - PARTIAL DIVIDEND REINVESTMENT. You may reinvest cash dividends paid on a specified amount of your common shares to purchase additional common shares if you have at least 10 common shares in your Plan account. You must elect to reinvest the dividends on at least 10 common shares. We will continue to pay you cash dividends on the remaining common shares, when and if declared by our board of trustees. This option also permits you to make optional cash investments from $250 to $5,000 per month to buy additional common shares.

         - OPTIONAL CASH INVESTMENTS ONLY. You may make optional cash investments from $250 to $5,000 per month to buy additional common shares. If you currently do not own any of our common shares, you can participate in the Plan by making a minimum initial investment of $1,000. You may request, and in some instances we may approve, a waiver from us permitting you to make optional cash investments in an amount greater than $5,000 per month. See Question 10 to learn how to request a waiver.

BENEFITS AND DISADVANTAGES

3.       WHAT ARE THE BENEFITS AND DISADVANTAGES OF THE PLAN?

BENEFITS

         Before deciding whether to participate in the Plan, you should consider the following benefits of the Plan:

         - There are no costs associated with the Plan that you must pay, except for costs related to your voluntary selling of common shares. Therefore, you will not pay brokerage commissions or service fees to purchase common shares through the Plan, unless we authorize the Administrator to purchase common shares in the open market. Please see the "Plan Service Fees Schedule" attached as Exhibit A for a detailed description of the costs for which you will be responsible.

         - You will get the convenience of having all or a portion of your cash dividends automatically reinvested in additional common shares. Since the Administrator will credit fractional common shares to your Plan account, you will receive full investment of your dividends and optional cash investments.

         - You will have the option of having your share certificates held for safekeeping by the Administrator, insuring your protection against loss, theft or destruction of the certificates representing your common shares.

         - You will simplify your record keeping by receiving periodic statements which will reflect all current activity in your Plan account, including purchases, sales and latest balances.

         - You will have the flexibility of making optional cash investments of $250 to $5,000 in any one month to buy additional common shares. You may make these optional cash investments on a regular or occasional basis.

         - At any time, you may direct the Administrator to sell or transfer all or a portion of the common shares held in your Plan account.

DISADVANTAGES

         Before deciding whether to participate in the Plan, you should consider the following disadvantages of the Plan:

         - We are not now offering a discount on purchases of common shares made through dividend reinvestments or optional cash investments, although we reserve the right to offer any discount in the future.

         - Without giving you prior notice, we may direct the Administrator to buy common shares under the Plan either directly from us or in the open market or in privately negotiated transactions with third parties.

         - Your reinvestment of cash dividends will result in you being treated for federal income tax purposes as having received a dividend on the dividend payment date, to the extent of our earnings and profits. The dividend may give rise to a liability for the payment of income tax without providing you with immediate cash to pay the tax when it becomes due.

         - You may not know the actual number of common shares that the Administrator of the Plan buys for your account until after the applicable "Investment Date", as we define that term in Question 8.

         - Because the Administrator of the Plan will buy common shares for your account at an average price per share, the price paid for the shares on any date may be greater than the price at which common shares are then trading.

         - Sales of common shares held in your Plan account may be delayed up to three (3) business days.

         - You will pay brokerage commissions or, as described in Exhibit A, trading and transaction fees on the sale of common shares held in your Plan account. You will also be charged for your pro rata share of brokerage commissions on the purchase of common shares which are acquired in the open market for your Plan account should we elect not to issue such shares directly.

         - The administrator will not pay interest on funds that it holds pending reinvestment or investment.

         - You may not pledge common shares deposited in your Plan account unless you withdraw the shares from the Plan.

ADMINISTRATION

4.       WHO WILL ADMINISTER THE PLAN?

         ADMINISTRATOR. BankBoston, N.A., or another entity as we may designate, will serve as the Administrator of the Plan. EquiServe LLP, a registered transfer agent, will provide administrative support to the Administrator. The Administrator:

         -    acts as your agent,

         -    keeps records of all Plan accounts,

         -    sends your account statements to you,

         - buys and sells, on your behalf, all common shares under the Plan, and

         - performs other duties relating to the Plan. You should send all correspondence with the Administrator to:

                         Equity Office Properties Trust
                                c/o EquiServe LLP
                                    Box 8040
                              Boston, MA 02266-8040
                            Telephone (888) 752-4831

         SUCCESSOR TO ADMINISTRATOR. We may replace the Administrator at any time. The Administrator may resign as Administrator of the Plan at any time. In either case, we will appoint a successor Administrator, and will notify you of the change.

PARTICIPATION

         For purposes of this section, we have based our responses upon the method by which you hold your common shares. Generally, you either are a record owner or a beneficial owner. You are a record owner if you own common shares in your own name. You are a beneficial owner if you own common shares that are registered in a name other than your own; for example, if the shares are held in the name of a broker, bank or other nominee. If you are a record owner, you may participate directly in the Plan. If you are a beneficial owner, you will have to either become a record owner by having ten or more shares transferred into your own name or coordinate your participation in the Plan through the broker, bank or other nominee in whose name your shares are held.

5.       WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

         You may participate in the Plan if you meet the following requirements:

         MINIMUM OWNERSHIP INTEREST. You may directly join the Plan if you are a registered holder of common shares. For instructions on enrolling, see
Question 6.

         There is no minimum requirement as to the number of common shares that you must hold in your Plan account in order to participate in the optional cash investment portion of the Plan. However, if you wish to reinvest all or a portion of your dividends, you must hold at least 10 common shares in your Plan account.

         If you are an interested investor but not yet a shareholder, you initially can purchase from us at least $1,000 of common shares in order to participate in the Plan. This initial purchase will enable you to participate in both the optional cash investment and dividend reinvestment portions of the Plan. You may purchase common shares pursuant to this paragraph in the manner set forth in the response to Question 8.

         NON-TRANSFERABILITY OF RIGHT TO PARTICIPATE. You may not transfer your right to participate in the Plan to another person.

         FOREIGN LAW RESTRICTIONS. You may not participate in the Plan if it would be unlawful for you to do so in the jurisdiction where you are a citizen or reside. If you are a citizen or resident of a country other than the United States, you should confirm that by participating in the Plan you will not violate local laws governing, among other things, taxes, currency and exchange controls, stock registration and foreign investments.

         EXCLUSION FROM PLAN FOR SHORT-TERM TRADING OR OTHER PRACTICES. You should not use the Plan to engage in short-term trading activities that could change the normal trading volume of the common shares. If you do engage in short-term trading activities, we may prevent you from participating in the Plan. The Company reserves the right to modify, suspend or terminate participation in the Plan, by otherwise eligible holders of common shares, in order to eliminate practices which are, in the Company's sole discretion, not consistent with the purposes or operation of the Plan or which adversely affect the price of the common shares. In addition to short-term trading activities, we reserve the right to prevent you from participating in the Plan for any other reason. It is in our sole discretion to exclude you from or terminate your participation in the Plan.

ENROLLMENT

6.       HOW DO I ENROLL IN THE PLAN?

         If you are eligible to participate in the Plan, you may join the Plan at any time. Once you enroll in the Plan, you will remain enrolled until you withdraw from the Plan or we terminate the Plan.

         THE AUTHORIZATION FORM. To enroll and participate in the Plan, you must complete the enclosed Authorization Form and mail it to the Administrator of the Plan at the address set forth in Question 4. If your common shares are registered in more than one name (such as joint tenants or trustees), all registered holders must sign the Authorization Form. If you are eligible to participate in the Plan, you may sign and return the Authorization Form to join the Plan at any time.

         However, if you are a beneficial owner of common shares and wish to enroll and participate in the Plan, you must do one of the following: (1) instruct your broker to have your shares transferred to EquiServe LLP to be held for your benefit and then request Plan materials by calling 1-888-752-4831; or (2) contact your broker to have your brokerage account coded for full or partial dividend reinvestment through the Depository Trust Company; or (3) if you desire to participate in optional cash purchase transactions only, fill out the enclosed Broker and Nominee Form.

         If you are an interested investor but not presently a shareholder, and you desire to participate in the Plan by making an initial purchase from us of at least $1,000 of common shares, you may join the Plan by signing an Authorization Form and forwarding it, together with the funds, to the Administrator. You may obtain an Authorization Form at any time by writing to the Administrator at the address set forth in Question 4.

         CHOOSING YOUR INVESTMENT OPTION. When completing the Authorization Form, you should choose one of the three investment options discussed in Question 2 and repeated below:

         - "Full Dividend Reinvestment"--This option directs the Administrator to reinvest the cash dividends paid on all of the common shares owned by you then or in the future in common shares. To participate in the full dividend reinvestment feature of the Plan, you must hold a minimum of 10 common shares in your Plan account. This option also permits you to make optional cash investments from $250 to $5,000 per month to buy additional common shares.

         - "Partial Dividend Reinvestment"--This option directs the Administrator to reinvest cash dividends paid on a specified number of common shares then owned by you in common shares. We will continue to pay you cash dividends on the remaining common shares, when and if declared by our board of trustees. To participate in the partial dividend reinvestment feature of the Plan, you must hold a minimum of 10 common shares in your Plan account, and you must elect to reinvest the dividends on at least 10 common shares. This option also permits you to make optional cash investments from $250 to $5,000 per month to buy additional common shares.

         - "Optional Cash Investments Only"--This option permits you to make optional cash investments from $250 to $5,000 per month to buy additional common shares. We will continue to pay you cash dividends, when and if declared by our board of trustees, on the common shares owned by you then or in the future, unless you designate the shares for reinvestment pursuant to the Plan.

         You should choose your investment option by checking the appropriate box on the Authorization Form. If you sign and return an Authorization Form without checking an option, the Administrator will choose the "Full Dividend Reinvestment" option and will reinvest all cash dividends on all common shares registered in your name, provided that you are the registered holder of at least 10 common shares. If you are not the registered holder of at least 10 common shares, the Administrator will choose the "Optional Cash Investments Only" option.

         The Administrator automatically will reinvest all cash dividends paid on all common shares that you have designated for participation in the Plan until you indicate otherwise or withdraw from the Plan, or until we terminate the Plan. If you have elected to have your dividends reinvested, we will pay to the Administrator dividends on all common shares held in your Plan account. The Administrator will credit the common shares purchased with your reinvested dividends to your Plan account.

         CHANGING YOUR INVESTMENT OPTION. You may change your investment option by completing and signing a new Authorization Form and returning it to the Administrator of the Plan. The Administrator must receive any change at least one business day before the record date for a dividend payment in order for the change to become effective for that dividend payment. The Administrator also must receive any change in the number of common shares that you have designated for partial dividend reinvestment at least one business day before the record date for a dividend payment in order to reinvest for the new number of shares on the next Investment Date.

         THE BROKER AND NOMINEE FORM. If you are a beneficial owner of common shares and wish for your broker, bank or other nominee in whose name your shares are held to participate in the Plan on your behalf, the broker, bank or other nominee in whose name your shares are held must complete a Broker and Nominee Form. The Broker and Nominee Form provides the only means by which a broker, bank or other nominee in whose name your shares are held, may make optional cash investments on your behalf. Your broker, bank or other nominee in whose name your shares are held must submit a Broker and Nominee Form to the Administrator each time the broker, bank or other nominee in whose name your shares are held transmits optional cash investments on your behalf. You, your broker, bank or other nominee in whose name your shares are held may request a Broker and Nominee Form at any time by contacting the Administrator at the address set forth in Question 4. Prior to submitting a Broker and Nominee Form, your broker, bank or other nominee must have submitted a completed Authorization Form on your behalf.

         The Administrator must receive the Broker and Nominee Form and appropriate instructions at least three business days before the applicable Investment Date or the optional cash investment will not be invested until the following Investment Date.

7.       WHEN WILL MY PARTICIPATION IN THE PLAN BEGIN?

         The date on which the Administrator receives your properly completed Authorization Form will determine the date on which the Administrator will buy common shares for your account. If you choose either the full or partial dividend reinvestment option, the Administrator will begin to reinvest dividends on the Investment Date after receipt of your Authorization Form, provided it receives the Authorization Form at least one business day before the record date set for the related dividend payment.

         If you choose the optional cash investments only option and wish to invest $5,000 or less in any one month, the Administrator will purchase common shares for you on the Investment Date after receipt of both your Authorization Form and the good funds to be invested, provided it receives the Authorization Form and funds on or before the close of business on the third business day immediately preceding the Investment Date. If the Administrator receives your Authorization Form and funds for optional cash investment after the third business day indicated above but before the subsequent Investment Date, then the Administrator will hold your funds, without interest, for investment on the next following Investment Date. Please see the provisions of Question 10 if you wish to invest more than $5,000.

         Once you enroll in the Plan, you will remain enrolled in the Plan until you withdraw from the Plan or we terminate the Plan.

PURCHASES

8.       HOW ARE SHARES PURCHASED UNDER THE PLAN?

         INITIAL PURCHASE OF COMMON SHARES. If you are an interested investor but not yet our shareholder, then you initially may direct the Administrator to purchase for your account at least $1,000 worth of common shares, making you eligible to participate in the Plan. You should send, together with your Authorization Form, a check or money order, payable to BankBoston, N.A., in an amount from $1,000 to $5,000 made out in U.S. funds drawn on a U.S. bank to the Administrator at the address set forth in Question 4. The other provisions of this Question 8 will apply to your purchase of common shares in this manner.

         SOURCE OF THE COMMON SHARES. The Administrator will use all dividends reinvested through the Plan and all optional cash investments to buy either common shares directly from us, on the open market or in privately negotiated transactions with third parties, or a combination thereof, at our discretion. Common shares purchased directly from us will consist of newly issued common shares. We cannot revise our determination that shares purchased through the Plan will be purchased either (1) from us, or (2) on the open market or in privately negotiated transactions, more than once every three months.

         INVESTMENT DATES. When the Administrator purchases common shares from us, the purchases shall be made on the "Investment Date" in each month. If the Administrator is buying common shares directly from us through dividend reinvestment or optional cash investments of $5,000 or less, then the Investment Date will occur on either (1) the dividend payment date during any month in which we pay a cash dividend or (2) on or around the tenth business day of any month in which we do not pay a cash dividend. See "Calendar of Expected Events--Optional Cash Investments of $5,000 or Less" attached as Exhibit B to this prospectus for a list of the expected Investment Dates.

         If the Administrator is buying common shares directly from us through an optional cash investment of greater than $5,000 pursuant to a request for waiver (see Question 10 for how to obtain a waiver), then there will be ten Investment Dates, each of which will occur on a separate "trading day", or a day on which trades in our common shares are reported on the New York Stock Exchange, in a Pricing Period, as defined in the next paragraph, with one-tenth of your optional cash investment being invested on each trading day, subject to the qualifications set forth under "Minimum Waiver Price" in Question 10 below.

         The "Pricing Period" is the period encompassing the ten consecutive trading days ending on either (1) the dividend payment date during any month in which we pay a cash dividend or (2) on or around the tenth business day of any month in which we do not pay a cash dividend. See "Calendar of Expected Events--Optional Cash Investments of Greater than $5,000" attached as Exhibit B to this prospectus for a list of the expected Pricing Period commencement and conclusion dates.

         If the Administrator is buying common shares for the Plan through open market or privately negotiated transactions, then the Administrator will reinvest dividends or make optional cash investments as soon as is practical on or after the applicable Investment Date.

         In the past, record dates for dividends have preceded the dividend payment dates by approximately two weeks. We historically have paid dividends on or about the tenth business day of each April, July and October and the last business day of December. We cannot assure you that we will pay dividends according to this schedule in the future, and nothing contained in the Plan obligates us to do so. Neither we nor the Administrator will be liable when conditions, including compliance with the rules and regulations of the Commission, prevent the Administrator from buying common shares or interfere with the timing of purchases.

         We pay dividends as and when declared by our board of trustees. We cannot assure you that we will declare or pay a dividend in the future, and nothing contained in the Plan obligates us to do so. The Plan does not represent a guarantee of future dividends.

         PRICE OF COMMON SHARES. If the Administrator purchases common shares directly from us, then with respect to reinvested dividends and optional cash investments of $5,000 or less, the Administrator will pay a price equal to 100% of the average of the daily high and low sales price for a common share reported by the New York Stock Exchange on the applicable Investment Date, or, if no trading occurs in common shares on the applicable Investment Date, the first trading day immediately preceding the Investment Date for which trades are accepted.

         If the Administrator purchases common shares directly from us, then with respect to optional cash investments of greater than $5,000, the Administrator will pay a price equal to 100% of the average of the daily high and low sales prices of our common shares reported by the New York Stock Exchange for each Investment Date in the Pricing Period. If we have granted a Waiver Discount, as described in the response to Question 10, with respect to a purchase under the Plan, the Administrator will receive the same discount when purchasing the shares from us.

         If the Administrator purchases common shares in the open market or in privately negotiated transactions, then the Administrator will pay a price equal to the weighted average purchase price paid by the Administrator for the shares. Each participant will be charged a pro rata portion of any brokerage commissions or other fees or charges paid by the Administrator in connection with such open market purchases. The Administrator will purchase the shares as soon as is practical on or after an Investment Date.

         NUMBER OF SHARES TO BE PURCHASED. If you elect to participate in the Plan by reinvesting your dividends, the Administrator will invest for you the total dollar amount equal to the sum of (1) the dividend on all common shares, including fractional shares, held in your Plan account for which you have requested dividend reinvestment and (2) any optional cash investments to be made as of that Investment Date.

         If you elect to make only optional cash investments, the Administrator will invest for you the total dollar amount equal to any optional cash investments to be made as of that Investment Date.

         As of any Investment Date, the Administrator will purchase for your account the number of common shares equal to the total dollar amount to be invested for you, as described above, divided by the applicable purchase price. The Administrator will deduct from the amount to be invested for you any amount that we are required to deduct for withholding tax purposes.

         ADMINISTRATOR'S CONTROL OF PURCHASE TERMS. With respect to purchases of common shares that the Administrator makes under the Plan, the Administrator, or a broker that the Administrator selects, will determine the following:

         -    the exact timing of open market purchases;

         - the number of common shares, if any, that the Administrator purchases on any one day or at any time of that day;

         -    the prices for the common shares that the Administrator pays;

         -    the markets on which the Administrator makes the purchases; and

         - the persons, including brokers and dealers, from or through which the Administrator makes the purchases.

         COMMINGLING OF FUNDS. When making purchases for an account under the Plan, we or the Administrator may commingle your funds with those of other investors participating in the Plan.

9.       HOW DO I MAKE OPTIONAL CASH INVESTMENTS?

         You may make optional cash investments at any time if you have submitted a signed Authorization Form or your broker, bank or other nominee has submitted a Broker and Nominee Form, and if you are (1) a registered holder of common shares, (2) an interested investor who has purchased from us at least $1,000 of common shares or (3) a beneficial owner of common shares and either have directed your broker, bank or other nominee in whose name your shares are held to transfer at least 10 common shares to your name or you have arranged with your broker, bank or other nominee in whose name your shares are held to participate in the Plan on your behalf.

         INITIAL OPTIONAL CASH INVESTMENTS. You may make an initial optional cash investment when enrolling in the Plan by sending your properly completed Authorization Form and a check or money order, payable to BankBoston, N.A., in an amount from $1,000 to $5,000 made out in U.S. funds drawn on a U.S. bank to the Administrator at the address set forth in Question 4 by the close of the third business day preceding an Investment Date. Please see Question 10 if you wish to make an optional cash investment of more than $5,000 in any month.

         SUBSEQUENT OPTIONAL CASH INVESTMENTS. Once you enroll in the Plan and make an initial investment, whether by dividend reinvestment or optional cash investment, the Administrator will attach an Optional Cash Investment Form to each statement of account it sends to you. To make an optional cash investment once enrolled in the Plan, you should send a properly completed Optional Cash Investment Form and a check or money order, payable to BankBoston, N.A., in an amount from $250 to $5,000 made out in U.S. funds drawn on a U.S. bank to the Administrator at the address set forth in Question 4 so that it is received by the close of the third business day preceding an Investment Date.

         If you are a beneficial owner of common shares you, through your broker, bank or other nominee, must make all optional cash investments through the use of a Broker and Nominee Form. See Question 6.

         The Administrator will hold, without interest, all optional cash investments that it receives after the close of business on the third business day before an Investment Date through the next subsequent Investment Date. The Administrator will invest the held-over funds on the next subsequent Investment Date, provided that the next subsequent Investment Date falls within 35 or fewer days. If the next subsequent Investment Date will occur in more than 35 days, then the Administrator will return the funds to you, without interest.

         MINIMUM AND MAXIMUM LIMITS. For any Investment Date that you choose to make an optional cash investment, you must invest at least $250 but not more than $5,000. You may invest an amount greater than $5,000 in any month if you obtain a prior written waiver from us to do so. See Question 10 to learn how to request a waiver.

         ITEMS TO REMEMBER WHEN MAKING OPTIONAL CASH INVESTMENTS. When making your optional cash investment, you should consider the following:

         - All optional cash investments must equal at least $250 but not more than $5,000 per month;

         -    You do not have to make an optional cash investment in any month;

         - You do not have to send the same amount of cash payment each month;

         - You must make all optional cash investments in United States dollars; and

         - You must send optional cash investments in the form of a check or money order payable to BankBoston, N.A. Do not send cash.

         REFUNDS OF UNINVESTED OPTIONAL CASH INVESTMENTS. To obtain a refund of optional cash investments which the Administrator has not yet invested, you must contact the Administrator at the address set forth in Question 4. The Administrator must receive your request no later than two business days prior to the Investment Date in order to refund your money for the Investment Date.

         NO INTEREST ON OPTIONAL CASH INVESTMENTS. You will not earn interest on optional cash investments held pending investment. We therefore suggest that you send any optional cash investment that you wish to make so as to reach the Administrator as close as possible to the third business day preceding the next Investment Date. You should contact the Administrator if you have any questions regarding these dates.

         RETURNED CHECKS FOR INSUFFICIENT FUNDS. In the event that any check is returned unpaid for any reason, the Administrator will consider the request for investment of the money null and void and will immediately remove from the participant's account any common shares purchased upon the prior credit of the money. The Administrator will be entitled to sell these common shares to satisfy any uncollected amounts. If the net proceeds of the sale of the common shares are insufficient to satisfy the balance of the uncollected amounts, the Administrator will be entitled to sell additional common shares from the participant's account to satisfy the uncollected balance. A $25.00 fee will be charged for any deposit returned unpaid.

10.      HOW DO I MAKE AN OPTIONAL CASH INVESTMENT OVER THE MAXIMUM MONTHLY
AMOUNT?

         If you wish to make an optional cash investment in excess of $5,000 for any Investment Date, you must obtain our prior written approval by submitting a request for waiver. To obtain a Request For Waiver Form, please call our Senior Vice President-Investor Relations at (312) 466-3400. Once completed, you should return the Request For Waiver Form to our Senior Vice President - Investor Relations via facsimile at (312) 930-4486 no later than three (3) business days preceding the start of the Pricing Period for the applicable Investment Date. If we have approved your request for waiver, then you must send to the Administrator a copy of our written waiver approval along with your optional cash investment of greater than $5,000. The Administrator must receive your optional cash investment in good funds pursuant to a Request For Waiver by the close of business on the last business day immediately preceding the first day of the Pricing Period. Subject to our right to establish a Minimum Waiver Price or to suspend or terminate the plan, the investment decision is irrevocable. Please see Question 9 for other provisions relating to optional cash investments.

         We have the sole discretion to approve any request to make an optional cash investment in excess of the $5,000 maximum allowable amount. We may grant the requests for waiver in order of receipt or by any other method that we determine to be appropriate. We also may determine the amount that you may invest pursuant to a waiver. In deciding whether to approve your request for waiver, we may consider, among other things, the following factors:

         - whether, at the time of the request, the Administrator is acquiring common shares for the Plan directly from us or in the open market or in privately negotiated transactions with third parties;

         -    our need for additional funds;

         - our desire to obtain the additional funds through the sale of common shares as compared to other sources of funds;

         -    the purchase price likely to apply to any sale of common shares;

         -    the extent and nature of your prior participation in the Plan;

         -    the number of common shares you hold of record or beneficially;
              and

         - the total amount of optional cash investments in excess of $5,000 for which requests for waiver have been submitted.

         MINIMUM WAIVER PRICE. We may set a minimum purchase price per share (the "Minimum Waiver Price") for optional cash investments made pursuant to requests for waiver for any Pricing Period. We will determine whether to set a Minimum Waiver Price, and, if so, its amount, four business days before the first day of a Pricing Period. We will notify the Administrator of the Minimum Waiver Price, if any. In deciding whether to set a Minimum Waiver Price, we will consider current market conditions, the level of participation in the Plan and our current and projected capital needs.

         We will fix the Minimum Waiver Price for a Pricing Period as a dollar amount that the average of the high and low sale prices reported by the New York Stock Exchange for each trading day of the Pricing Period must equal or exceed. We will exclude from the Pricing Period and from the determination of the purchase price any trading day within the Pricing Period that does not meet the Minimum Waiver Price. Also, any day in which no trades of common shares are made on the New York Stock Exchange will not be considered a "trading day" or an Investment Date and will be excluded from the Pricing Period. Thus, for example, if the Minimum Waiver Price is not met for two of the ten trading days in a Pricing Period, then we will base the purchase price upon, and sell shares to the Administrator only for, the remaining eight trading days in which the Minimum Waiver Price was met.

         At the end of each Pricing Period we will return a portion of each optional cash investment for each trading day of a Pricing Period for which the Minimum Waiver Price is not met or for each day in which no trades of common shares are reported on the New York Stock Exchange. The returned amount will equal one-tenth of the total amount of the optional cash investment, not just the amount exceeding $5,000, for each trading day that the Minimum Waiver Price is not met or for each day in which no trades are reported. Thus, for example, if the Minimum Waiver Price is not met or no sales of our common shares are reported for two of the ten trading days in a Pricing Period, then the Administrator will return two-tenths (or 20%) of the optional cash investment to you without interest.

         The establishment of the Minimum Waiver Price and the possible return of a portion of the investment applies only to optional cash investments made pursuant to a request for waiver. Setting a Minimum Waiver Price for a Pricing Period will not affect the setting of a Minimum Waiver Price for any other Pricing Period. We may waive our right to set a Minimum Waiver Price for any particular month. Neither we nor the Administrator is required to give you notice of the Minimum Waiver Price for any Pricing Period. However, you may contact our Senior Vice President - Investor Relations on the Minimum Waiver Price/Waiver Discount set date (indicated on "Calendar of Expected Events--Optional Cash Investments of Greater than $5,000" attached as Exhibit B to this prospectus) at (312) 466-3400 to learn whether we have set a Minimum Waiver Price for that Pricing Period.

         WAIVER DISCOUNT. We may, at our sole discretion, grant a discount on the purchase of common shares under the Plan to any person who purchases in excess of $5,000 of common shares in one month pursuant to an approved request for waiver. The discount may be between 0% and 3%, inclusive, of the market price of the common shares. We will determine whether to set a Waiver Discount, and, if so, its amount, four business days before the first day of a Pricing Period. We do not presently intend to offer a discount, and we may not do so. The reinvestment of cash dividends in additional common shares is not subject to a maximum limit. The Waiver Discount, if any, will not be available for optional cash investments that do not exceed $5,000. However, we reserve the right to grant a discount and set a minimum price in the future for these investments. We also reserve the right to offer a discount or change any discount offered on common shares purchased with reinvested dividends.

         Neither we nor the Administrator is required to give you notice of any Waiver Discount or Minimum Waiver Price for any Pricing Period. However, you may contact our Senior Vice President - Investor Relations on the Minimum Waiver Price/Waiver Discount set date indicated on "Calendar of Expected Events--Optional Cash Investments of Greater than $5,000" attached as Exhibit B attached to this prospectus at (312) 466-3400 to learn whether we have set a Waiver Discount for that Pricing Period.

11.      WHAT IF I HAVE MORE THAN ONE ACCOUNT?

         For purposes of the limitations discussed in Question 10, we may aggregate all optional cash investments for Plan participants with more than one account using the same social security or taxpayer identification number. If you are unable to supply a social security or taxpayer identification number, we may limit your participation to only one Plan account.

         For purposes of the Plan, we may aggregate all Plan accounts that we believe, in our sole discretion, to be under common control or management or to have common ultimate beneficial ownership. Unless we have determined that reinvestment of dividends and optional cash investments for each account would be consistent with the purposes of the Plan, we will have the right to aggregate all the accounts and to return, without interest, within 30 for dividend reinvestment, or 35 for optional cash investment, days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all the accounts.

CERTIFICATES

12.      WILL I RECEIVE CERTIFICATES FOR SHARES PURCHASED?

         SAFEKEEPING OF CERTIFICATES. Unless your shares are held by a broker, bank or other nominee, we will register common shares that the Administrator purchases for your account under the Plan in your name. The Administrator will credit the shares to your Plan account in "book-entry" form. This service protects against the loss, theft or destruction of certificates evidencing common shares.

         You also may send to the Administrator for safekeeping all certificates for common shares which you hold. The Administrator will credit the common shares represented by the certificates to your account in "book-entry" form and will combine the shares with any whole and fractional shares then held in your Plan account. In addition to protecting against the loss, theft or destruction of your certificates, this service also is convenient if and when you sell common shares through the Plan. See Question 13 to learn how to sell your common shares under the Plan.

         You may deposit certificates for common shares into your account regardless of whether you have previously authorized reinvestment of dividends. The Administrator automatically will reinvest all dividends on any shares deposited in accordance with the Plan, unless you have instructed the Administrator otherwise.

         To deposit certificates for safekeeping under the Plan, you should send your share certificates, in non-negotiable form, to the Administrator by insured mail at the address specified in Question 4. You may withdraw any shares deposited for safekeeping by contacting the Administrator.

         ISSUANCE OF CERTIFICATES. Upon your contacting the Administrator or upon our termination of the Plan, the Administrator will issue and deliver to you certificates for all whole common shares credited to your Plan account. The Administrator will not issue certificates for fractional common shares but will issue a check representing the value of any fractional common shares valued at the then current market price. The Administrator will handle the requests at no cost to you. The Administrator will continue to credit any remaining whole or fractional common shares to your account.

         EFFECT OF REQUESTING CERTIFICATES IN YOUR NAME. If you request a certificate for whole common shares held in your account, either of the following may occur:

         - If you maintain an account for reinvestment of dividends, then the Administrator will continue to reinvest all dividends on the common shares for which you requested a certificate so long as the shares remain registered in your name; and

         - If you maintain an account only for optional cash investments, then the Administrator will not reinvest dividends on common shares for which you requested a certificate unless and until you submit an Authorization Form to authorize reinvestment of dividends on the shares registered in your name.

         TRANSFER RESTRICTIONS. You may not pledge, sell or otherwise transfer common shares credited to your Plan account. If you wish to pledge, sell or transfer the shares, you must first request that we issue a certificate for the shares in your name.

SALE OF SHARES

13.      HOW DO I SELL SHARES?

         SALE OF SHARES HELD IN YOUR ACCOUNT. You may contact the Administrator to sell all or any part of the common shares held in your Plan account. After receipt of your request, the Administrator will sell the shares through a designated broker or dealer. The Administrator will mail to you a check for the proceeds of the sale, less applicable brokerage commissions, service charges and any taxes. The Administrator will sell shares within three (3) business days of receipt of the sale request, at then current market prices through one or more brokerage firms.

         If you sell or transfer only a portion of the common shares in your Plan account, you will remain a participant in the Plan and may continue to make optional cash investments and reinvest dividends, provided that you maintain the 10 share minimum dividend reinvestment eligibility threshold in your Plan account. The Administrator will continue to reinvest the dividends on the common shares credited to your account unless you notify the Administrator that you wish to withdraw from the Plan.

         COSTS OF SELLING SHARES. The Plan requires you to pay all costs associated with the sale of your common shares under the Plan. Please see the "Plan Service Fees Schedule" attached as Exhibit A hereto for a detailed description of the costs.

         TERMINATION OF YOUR ACCOUNT UPON SALE OF ALL SHARES. If the Administrator sells all common shares held in your Plan account, the Administrator will automatically terminate your account. In this case, you will have to complete and file a new Authorization Form to rejoin the Plan.

REPORTS

14.      HOW WILL I KEEP TRACK OF MY INVESTMENTS?

         Each time the Administrator makes an investment for your account, whether by reinvestment of dividends or by optional cash investment, the Administrator will send you a detailed statement that will provide the following information with respect to your Plan account:

         -    total cash dividends received;

         -    total optional cash investments received;

         - total number of common shares purchased, including fractional shares;

         -    price paid per common share;

         -    date of share purchases; and

         -    total number of common shares in your Plan account.

         You should retain these statements to determine the tax cost basis of the shares purchased for your account under the Plan.

WITHDRAWAL

15.      HOW WOULD I WITHDRAW FROM PARTICIPATION IN THE PLAN?

         HOW TO WITHDRAW FROM THE PLAN. You may withdraw from the Plan at any time. In order to withdraw from the Plan, you must provide written notice instructing the Administrator to terminate your account. The Administrator must receive written notice three business days before the record date for any dividend payment in order to terminate your account prior to the dividend payment date.

         ISSUANCE OF SHARE CERTIFICATES UPON WITHDRAWAL FROM PLAN. Upon termination of your Plan account, the Administrator will issue to you share certificates for any whole common shares in your account. The Administrator will convert to cash any fractional shares held in your account at the time of termination at the then current market price of the common shares. After the Administrator terminates your account, we will pay to you all cash dividends on common shares owned by you unless you rejoin the Plan.

         SELLING SHARES UPON WITHDRAWAL FROM PLAN. As an alternative to receiving share certificates, upon termination of your Plan account you may request in writing that the Administrator sell all or a portion of the common shares (both whole and fractional) in your account. If you instruct the Administrator only to sell a portion of your common shares, then the Administrator will issue to you certificates for the remaining shares. The Administrator will mail to you a check for the proceeds of the sale, less applicable brokerage commissions, service charges and any taxes.

         REJOINING THE PLAN AFTER WITHDRAWAL. After you withdraw from the Plan, you may rejoin the Plan at any time by filing a new Authorization Form with the Administrator. However, the Administrator has the right to reject the Authorization Form if you repeatedly join and withdraw from the Plan, or for any other reason. The Administrator's exercise of this right is intended to minimize unnecessary administrative expenses and to encourage use of the Plan as a long-term shareholder investment service.

TAXES

16.      WHAT ARE SOME OF THE TAX CONSEQUENCES OF MY PARTICIPATION IN THE PLAN?

         The following is a summary of all material federal income tax consequences of participation in the Plan. This summary is for general information only and does not constitute tax advice. This summary does not reflect every possible tax outcome or consequence that could result from participation in the Plan. Also, this summary does not discuss your tax consequences if you are not a United States citizen or a resident alien. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences that may result from your participation in the Plan and your subsequent sale of shares acquired pursuant to the Plan. Any state tax consequences will vary from state to state, and any tax consequences to you if you reside outside of the United States will vary from jurisdiction to jurisdiction.

         REINVESTMENT OF DIVIDENDS PAID ON COMMON SHARES. With respect to common shares that the Administrator purchases from us with cash dividends that you elect to have reinvested under the Plan, you will be treated for federal income tax purposes as having received a distribution, with respect to common shares, equal to the fair market value on the Investment Date of the common shares credited to your Plan account, which should equal the amount of cash dividends that you would have otherwise received, assuming that we have not granted a discount on your purchase of common shares under the Plan. With respect to common shares that the Administrator purchases on the open market with cash dividends that you elect to have reinvested under the Plan, you will be treated for federal income tax purposes as having received a distribution equal to the price paid by the Administrator for the common shares. In either case, you will be treated as receiving a distribution even though you will not receive the distribution in cash. For federal income tax purposes, distributions made by us will first be taxable as dividends to the extent of our current and accumulated earnings and profits. To the extent that the amount distributed by us exceeds our current and accumulated earnings and profits, the distribution will next be treated as a return of capital to you to the extent of your basis in your common shares, with any excess being taxable to you as gain from the sale of common shares. If you are a corporation, then the distributions that you receive from us which are taxable as dividends will not be eligible for the dividends received deduction.

         All costs of administering the Plan, except for brokerage commissions when shares are purchased on the open market and costs related to your voluntary selling of common shares and/or withdrawal from the Plan, will be paid by us. Consistent with the conclusion reached by the Internal Revenue Service in a recent private letter ruling issued to another real estate investment trust, we intend to take the position that these costs do not constitute a distribution which is either taxable to you or which would reduce your basis in your common shares. However, since the private letter ruling was not issued to us, we have no legal right to rely on its conclusions. Thus, it is possible that the Internal Revenue Service might view your share of the costs as constituting a taxable distribution to you and/or a distribution which reduces the basis in your common shares. For this or other reasons, we may in the future take a different position with respect to the costs.

         Your tax basis in the common shares acquired for your Plan account generally will equal your cash distribution, including cash used to purchase the shares and any cash used to pay brokerage commissions. If we elect to offer a discount on the purchase price of shares you purchase with reinvested cash distributions, your tax basis in the shares would include any amount of the discount. Your holding period for the shares generally will begin on the day following the Investment Date for the shares.

         OPTIONAL CASH INVESTMENTS. If you make an optional cash investment, you will not be treated as receiving a distribution from us if the fair market value, determined as the average of the high and low trading prices, of the common shares purchased with your optional cash payment on the Investment Date, is equal to the amount of the optional cash payment under the Plan. The fair market value of the common shares would equal the amount of the optional cash payment so long as we do not offer a discount on the purchase price. In the event we elect to provide a discount on the purchase price of purchased shares, whether in connection with waiver purchases or otherwise, then the fair market value of the common shares on the Investment Date will exceed the amount of the optional cash payment and it is not entirely clear how your purchase should be treated for federal income tax purposes. We currently intend to take the position for tax reporting purposes either that no distribution from us has occurred in connection with the optional cash purchase, or, alternatively, that any such distribution is not taxable as a dividend. It is possible, however, that the Internal Revenue Service might contend that current shareholders should be treated for federal income purposes as having received a distribution from us, and that all or a portion of such distribution should be treated as a taxable dividend. In the future, we may, in light of subsequent developments in the tax laws or for other reasons, treat as a taxable dividend all, or a portion, of the excess of the fair market value of the common shares credited to a participant's Plan account on the Investment Date less the amount of the optional cash payment. You are encouraged to consult with your own tax advisor with regard to the tax treatment of optional cash purchases.

         Your tax basis in the common shares acquired through an optional cash investment under the Plan generally will equal the amount of your optional cash investment, including cash used to purchase the shares and any cash used to pay brokerage commissions. If we elect to offer a discount on the purchase price of shares you purchase by making an optional cash investment, and if the Internal Revenue Service were to treat the discount as a distribution taxable as a dividend, then your tax basis in the shares would include any amounts taxed as a dividend. Your holding period for the shares generally will begin on the day following the Investment Date for the shares.

         INCOME TAX WITHHOLDING AND ADMINISTRATIVE EXPENSES. We or the Administrator may be required to deduct as "backup withholding" thirty-one percent (31%) of the dividends that we pay to any shareholder, regardless of whether the dividends are reinvested pursuant to the Plan. Similarly, the Administrator may be required to deduct backup withholding from the proceeds of sales of common shares held in your Plan account. You will be subject to backup withholding if:

         - you fail to properly furnish us and the Administrator with your correct tax identification number, or "TIN;"

         - the Internal Revenue Service or any other governmental body or agency notifies us or the Administrator that you have provided an incorrect TIN;

         - the Internal Revenue Service notifies us or the Administrator that backup withholding should be commenced because you failed to properly report dividends paid to you; or

         - when required to do so, you fail to certify, under penalties of perjury, that you are not subject to backup withholding.

         If you are a foreign shareholder whose distributions are subject to federal income tax withholding at the 30% rate (or a lower treaty rate), the appropriate amount will be withheld and the balance in common shares will be credited to your account. As a result of the Small Business Job Protection Act of 1996, we intend to withhold an additional 10% of any distribution to a foreign shareholder to the extent it exceeds our current and accumulated earnings and profits.

         All withholding amounts will be withheld from dividends before the dividends are reinvested under the Plan. Therefore, if you are subject to withholding, dividends which would otherwise be available for reinvestment under the Plan will be reduced by the withholding amount. Any amount paid as withholding will be creditable against your income tax liability.

         DISPOSITION. When you withdraw shares from the Plan and receive whole shares, you will not realize any taxable income. However, if you receive cash for a fraction of a share, you will be required to recognize gain or loss with respect to the fraction. You also will be required to recognize a gain or loss whenever your shares are sold, whether the shares are sold by the Administrator pursuant to your request or by you after the shares are withdrawn from the Plan. Generally, the amount of the gain or loss that you will be required to recognize will be the difference between the amount that you receive for the shares and your tax basis in those shares.

         EXCEEDING THE OWNERSHIP LIMITATION SET FORTH IN OUR DECLARATION OF TRUST. For us to qualify as a real estate investment trust for federal income tax purposes, no more than 50% in value of our outstanding shares may be actually and/or constructively owned by five or fewer individuals, as defined in the Internal Revenue Code to include entities, during the last half of a taxable year or during a proportionate part of a shorter taxable year (the "Closely-Held Requirement"), and our common shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year (the "100 Shareholder Requirement"). Because we expect to continue to qualify as a real estate investment trust, our declaration of trust contains an ownership restriction (the "Ownership Limitation"), which is intended to help ensure compliance with these requirements, that no holder of our shares may own, or be deemed to own by virtue of any of the attribution rules of the Internal Revenue Code, more than 9.9% percent, in value or number of shares, whichever is more restrictive, of our common shares or any series of our preferred shares.

         If a shareholder violates the Ownership Limitation or any other restrictions in the Declaration of Trust, the shares held in violation will be automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the shareholder would not be entitled to dividends or the right to vote those shares. In the case of transfers of shares causing a violation of the Ownership Limitation or any other restriction in the Declaration of Trust, the transfer may be treated as void AB INITIO and the purported transferee would not be entitled to dividends or the right to vote those shares.

         Under certain circumstances, our Board of Trustees may grant to individuals an exemption from the Ownership Limitation, provided that certain conditions are met and the Board is satisfied that the exemption would not jeopardize our status as a REIT.

OTHER PROVISIONS

17.      HOW CAN I VOTE MY SHARES?

         We will send you proxy materials for any meeting of shareholders in order to vote all whole common shares credited to your account. You may vote your common shares either by designating the vote of the shares by proxy or by voting the shares in person at the meeting of shareholders.

18.      WHAT ARE THE COSTS OF THE PLAN?

         We will pay service charges in connection with the reinvestment of dividends and optional cash investments to purchase common shares which we issue under the Plan. In the event, however, that we authorize the Administrator to purchase common shares in the open market, you will be responsible for your pro rata share of any brokerage commission incurred by the Administrator. You will be responsible for any fees payable in connection with your sale of shares from the Plan. Please see the "Plan Service Fees Schedule" attached as Exhibit A hereto for a detailed description of the costs.

19.      WHAT ARE YOUR AND THE ADMINISTRATOR'S RESPONSIBILITIES?

         We, any of our agents and the Administrator, in administering the Plan, are not liable for any act done in good faith or for any good faith failure to act, including, without limitation, any claim of liability (i) arising from the failure to terminate your account upon your death or judgment of incompetence prior to the Administrator's receipt of notice in writing of the death; (ii) relating to the prices and times at which the Administrator buys or sells common shares for your account; or (iii) relating to any fluctuation in the market value of the common shares.

         We, any of our agents and the Administrator will not have any duties, responsibilities or liabilities other than those expressly set forth in the Plan or as imposed by applicable laws, including federal securities laws. Since the Administrator has assumed all responsibility for administering the Plan, we specifically disclaim any responsibility for any of the Administrator's actions or inactions in connection with the administration of the Plan. None of our trustees, officers or shareholders shall have any personal liability under the Plan.

20.      CAN I PLEDGE MY SHARES UNDER THE PLAN?

         You may not pledge any common shares credited to your Plan account. Any attempted pledge will be void. If you wish to pledge your common shares, you first must withdraw the shares from the Plan. See Question 15 to learn how to withdraw your shares under the Plan.

21.      HOW CAN I TRANSFER MY SHARES?

         You may transfer ownership of all or part of the common shares held in your Plan account through gift, private sale or otherwise by mailing to the Administrator, at the address in Question 4, a properly executed share assignment, along with a letter with specific instructions regarding the transfer. You also must mail to the Administrator an Authorization Form and a Form W-9 (Certification of Taxpayer Identification Number) completed by the person to whom you are transferring your shares.

         You also may transfer ownership of all or part of the common shares held in your Plan account into the account of another person within the Plan. To complete a transfer, you must mail to the Administrator a letter with specific instructions regarding the transfer and an Authorization Form completed by the person to whom you are transferring your shares.

22.      CAN THE PLAN BE AMENDED, MODIFIED, SUSPENDED OR TERMINATED?

         Although we expect to continue the Plan indefinitely, we reserve the right to amend, modify, suspend or terminate the Plan in any manner at any time. We will notify you in writing of any modifications made to the Plan.

23.      WHAT HAPPENS IF YOU TERMINATE THE PLAN?

         If we terminate the Plan, you will receive a certificate for all whole common shares held in your Plan account and a check representing the value of any fractional common shares valued at the then current market price and any uninvested dividends or optional cash investments held in your account.

24.      ARE THERE ANY RISKS ASSOCIATED WITH THE PLAN?

         Your investment in shares purchased under the Plan is no different from any investment in shares that you hold directly. Neither we nor the Administrator can assure you a profit or protect you against a loss on shares that you purchase. You bear the risk of loss and enjoy the benefits of any gain from changes in the market price with respect to common shares purchased under the Plan.

25.      HOW WILL YOU INTERPRET AND REGULATE THE PLAN?

         We may interpret, regulate and take any other action in connection with the Plan that we deem reasonably necessary to carry out the Plan. As a participant in the Plan, you will be bound by any actions taken by us or the Administrator.

26.      WHAT LAW GOVERNS THE PLAN?

         The laws of the State of Maryland will govern the terms, conditions and operation of the Plan.

27.      WHERE WILL NOTICES BE SENT?

         The Administrator will address all of its notices to you at your last known address. You should notify the Administrator promptly in writing of any change of address.

                         INFORMATION ABOUT EQUITY OFFICE

         Equity Office was formed to continue and expand the national office property business organized by Samuel Zell, our Chairman of the Board. Equity Office, a real estate investment trust, is the managing general partner of, and controls a majority of the limited partnership interests in, EOP Operating Limited Partnership. Equity Office owns and manages all of its assets and conducts substantially all of its business through EOP Operating Limited Partnership and its subsidiaries.

         Our principal executive offices are located at Two North Riverside Plaza, Chicago, Illinois 60606, and our telephone number is (312) 466-3300.


                                 USE OF PROCEEDS

         We will receive proceeds from the sale of common shares that the Administrator purchases directly from us. We will not receive proceeds from the sale of common shares that the Administrator purchases in the open market or in privately negotiated transactions. We will use the proceeds from the sale of common shares that the Administrator purchases directly from us for general corporate purposes. We cannot estimate either the number of common shares or the prices of the shares that we will sell in connection with the Plan.


                              PLAN OF DISTRIBUTION

         Except to the extent the Administrator purchases common shares in the open market or in privately negotiated transactions with third parties, we will sell directly to the Administrator the common shares acquired under the Plan. The shares, including shares acquired pursuant to requests for waivers, may be resold in market transactions on any national securities exchange on which common shares trade or in privately negotiated transactions. The common shares currently are listed on the New York Stock Exchange.

         Pursuant to the Plan, we may be requested to approve optional cash investments in excess of the allowable maximum amounts pursuant to requests for waiver on behalf of participants in the Plan that may be engaged in the securities business. In deciding whether to approve a request for waiver, we may consider relevant factors including, among other things, (i) whether, at the time of the request, the Administrator is acquiring common shares for the Plan directly from us or in the open market or in privately negotiated transactions with third parties; (ii) our need for additional funds; (iii) our desire to obtain the additional funds through the sale of common shares as compared to other sources of funds; (iv) the purchase price likely to apply to any sale of common shares; (v) the extent and nature of your prior participation in the Plan; (vi) the number of common shares you hold of record; and (vii) the total amount of optional cash investments in excess of $5,000 for which requests for waiver have been submitted. We may sell common shares through the Plan to persons who, in connection with the resale of the shares, may be considered underwriters. In connection with these types of transactions, compliance with Regulation M under the Exchange Act would be required. We will not give any person any rights or privileges other than those that the person would be entitled to as a participant under the Plan. We will not enter into any agreement with any person regarding the person's purchase, resale or distribution of shares. Under some circumstances, we may, however, approve requests for optional cash investments in excess of the allowable maximum limitations pursuant to requests for waivers.

         Subject to the availability of common shares registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends and optional cash investments. Except to the extent that we authorize the Administrator to purchase common shares on the open market, we will pay all brokerage commissions and service charges in connection with the reinvestment of dividends and optional cash investments to purchase common shares under the Plan. You will have to pay any fees payable in connection with your voluntary sale of shares from your Plan account and/or withdrawal from the Plan.

                                  LEGAL MATTERS

         Our counsel, Rosenberg & Liebentritt, P.C., Chicago, Illinois, will issue an opinion to us regarding legal matters in connection with this offering, including the validity of the issuance of the common shares offered pursuant to the Plan. Tax matters will be passed upon by Hogan & Hartson L.L.P., Washington, D.C., special tax counsel to Equity Office.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1998 and the statements of revenue and certain expenses for Park Avenue Tower and Worldwide Plaza appearing in our Current Report on Form 8-K dated January 7, 1999 and filed January 20, 1999, as set forth in their reports which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedule and the statements of revenue and certain expenses are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                                                                       EXHIBIT A


                              PLAN SERVICE FEES SCHEDULE

Enrollment Fee for New Investors.......................................................         No Charge

Initial Purchase of Shares.............................................................         No Charge*

Sale of Shares (partial or full)**
  Transaction Fee .....................................................................         $15.00 per sale transaction
  Trading Fee     .....................................................................         $0.12 per share

Reinvestment of Dividends..............................................................         No Charge*

Optional Cash Purchases................................................................         No Charge*

Gift or Transfer of Shares.............................................................         No Charge

Safekeeping of Share Certificates......................................................         No Charge

Certificate Issuance...................................................................         No Charge

Deposits Returned Unpaid...............................................................         $25.00 per item

Duplicate Statements
  Current Year    .....................................................................         No Charge
  Prior Year(s)   .....................................................................         $20.00 per year requested


---------------

* To the extent the Administrator purchases common shares in the open market, you will be charged your pro rata share of any brokerage commissions incurred for such purchase.

** The Administrator will deduct the applicable fees from the proceeds of a sale. Note that upon sale of shares in connection with a withdrawal, participant pays the transaction and trading fee described above rather than brokerage fees. See item 15.

We reserve the right to amend or modify this Plan Service Fees Schedule at any time.

                                                                       EXHIBIT B


                             CALENDAR OF EXPECTED EVENTS

Optional Cash Investments of $5,000 or Less


-------------------------------------------------------------------------------------------------
     Optional Cash Investment Due Date (1)                      Investment Date
-------------------------------------------------------------------------------------------------
                    8/10/99                                         8/13/99
-------------------------------------------------------------------------------------------------
                    9/10/99                                         9/15/99
-------------------------------------------------------------------------------------------------
                   10/08/99                                       10/14/99 (2)
-------------------------------------------------------------------------------------------------
                   11/08/99                                         11/12/99
-------------------------------------------------------------------------------------------------
                   12/23/99                                       12/29/99 (2)
-------------------------------------------------------------------------------------------------
                    1/11/00                                         1/14/00
-------------------------------------------------------------------------------------------------
                    2/09/00                                         2/14/00
-------------------------------------------------------------------------------------------------
                    3/09/00                                         3/14/00
-------------------------------------------------------------------------------------------------
                    4/11/00                                       4/14/00 (2)
-------------------------------------------------------------------------------------------------
                    5/09/00                                         5/12/00
-------------------------------------------------------------------------------------------------
                    6/09/00                                         6/14/00
-------------------------------------------------------------------------------------------------
                    7/12/00                                       7/17/00 (2)
-------------------------------------------------------------------------------------------------
                    8/09/00                                         8/14/00
-------------------------------------------------------------------------------------------------
                    9/12/00                                         9/15/00
-------------------------------------------------------------------------------------------------
                   10/10/00                                       10/13/00 (2)
-------------------------------------------------------------------------------------------------
                    11/9/00                                         11/14/00
-------------------------------------------------------------------------------------------------
                   12/26/00                                       12/29/00 (2)
-------------------------------------------------------------------------------------------------
                    1/10/01                                         1/16/01
-------------------------------------------------------------------------------------------------
                    2/09/01                                         2/14/01
-------------------------------------------------------------------------------------------------
                    3/09/01                                         3/14/01
-------------------------------------------------------------------------------------------------
                    4/10/01                                       4/16/01 (2)
-------------------------------------------------------------------------------------------------
                    5/09/01                                         5/14/01
-------------------------------------------------------------------------------------------------
                    6/11/01                                         6/14/01
-------------------------------------------------------------------------------------------------
                    7/11/01                                       7/16/01 (2)
-------------------------------------------------------------------------------------------------
                    8/09/01                                         8/14/01
-------------------------------------------------------------------------------------------------
                    9/12/01                                         9/17/01
-------------------------------------------------------------------------------------------------
                   10/09/01                                       10/12/01 (2)
-------------------------------------------------------------------------------------------------
                   11/08/01                                         11/14/01
-------------------------------------------------------------------------------------------------
                   12/24/01                                       12/28/01 (2)
-------------------------------------------------------------------------------------------------


---------------

(1) Optional cash investments of $5,000 or less are due three business days before the Investment Date.

(2) Based upon our historical dividend payment dates, we may pay common share dividends in this month. If our board of trustees declares the common share dividend payments for this month, then the Investment Date will be the dividend payment date in this month, and the Optional Cash Investment Due Date may be adjusted accordingly.

Optional Cash Investments of Greater than $5,000


----------------------------------------------------------------------------------------------------------------------------
   Minimum Waiver Price/Waiver         Optional Cash         Pricing Period         Pricing Period           Dividend
       Discount Set Date(1)           Investment Due        Commencement Date     Conclusion Date(3)    Payment/Investment
                                          Date(2)                                                              Date
----------------------------------------------------------------------------------------------------------------------------
              7/27/99                     7/30/99                8/02/99                8/13/99              8/13/99
----------------------------------------------------------------------------------------------------------------------------
              8/26/99                     8/31/99                9/01/99                9/15/99              9/15/99
----------------------------------------------------------------------------------------------------------------------------
              9/27/99                     9/30/99               10/01/99               10/14/99            10/14/99 (4)
----------------------------------------------------------------------------------------------------------------------------
             10/26/99                    10/29/99               11/01/99               11/12/99              11/12/99
----------------------------------------------------------------------------------------------------------------------------
             11/19/99                    11/24/99               11/26/99                12/9/99            12/29/99 (4)
----------------------------------------------------------------------------------------------------------------------------
             12/28/99                    12/31/99                1/03/00                1/14/00              1/14/00
----------------------------------------------------------------------------------------------------------------------------
              1/26/00                     1/31/00                2/01/00                2/14/00              2/14/00
----------------------------------------------------------------------------------------------------------------------------
              2/24/00                     2/29/00                3/01/00                3/14/00              3/14/00
----------------------------------------------------------------------------------------------------------------------------
              3/28/00                     3/31/00                4/03/00                4/14/00            4/14/00 (4)
----------------------------------------------------------------------------------------------------------------------------
              4/25/00                     4/28/00                5/01/00                5/12/00              5/12/00
----------------------------------------------------------------------------------------------------------------------------
              5/25/00                     5/31/00                6/01/00                6/14/00              6/14/00
----------------------------------------------------------------------------------------------------------------------------
              6/27/00                     6/30/00                7/03/00                7/17/00            7/17/00 (4)
----------------------------------------------------------------------------------------------------------------------------
              7/26/00                     7/31/00                8/01/00                8/14/00              8/14/00
----------------------------------------------------------------------------------------------------------------------------
              8/28/00                     8/31/00                9/01/00                9/15/00              9/15/00
----------------------------------------------------------------------------------------------------------------------------
              9/26/00                     9/29/00               10/02/00               10/13/00            10/13/99 (4)
----------------------------------------------------------------------------------------------------------------------------
             10/26/00                    10/31/00               11/01/00               11/14/00              11/14/00
----------------------------------------------------------------------------------------------------------------------------
             11/21/00                    11/27/00               11/28/00               12/11/00            12/29/00 (4)
----------------------------------------------------------------------------------------------------------------------------
             12/26/00                    12/29/00                1/02/01                1/16/01              1/16/01
----------------------------------------------------------------------------------------------------------------------------
              1/26/01                     1/31/01                2/01/01                2/14/01              2/14/01
----------------------------------------------------------------------------------------------------------------------------
              2/23/01                     2/28/01                3/01/01                3/14/01              3/14/01
----------------------------------------------------------------------------------------------------------------------------
              3/27/01                     3/30/01                4/02/01                4/16/01            4/16/01 (4)
----------------------------------------------------------------------------------------------------------------------------
              4/25/01                     4/30/01                5/01/01                5/14/01              5/14/01
----------------------------------------------------------------------------------------------------------------------------
              5/25/01                     5/31/01                6/01/01                6/14/01              6/14/01
----------------------------------------------------------------------------------------------------------------------------
              6/26/01                     6/29/01                7/02/01                7/16/01            7/16/01 (4)
----------------------------------------------------------------------------------------------------------------------------
              7/26/01                     7/31/01                8/01/01                8/14/01              8/14/01
----------------------------------------------------------------------------------------------------------------------------
              8/28/01                     8/31/01                9/04/01                9/17/01              9/17/01
----------------------------------------------------------------------------------------------------------------------------
              9/25/01                     9/28/01               10/01/01               10/12/01            10/12/01 (4)
----------------------------------------------------------------------------------------------------------------------------
             10/26/01                    10/31/01               11/01/01               11/14/01              11/14/01
----------------------------------------------------------------------------------------------------------------------------
             11/20/01                    11/26/01               11/27/01               12/10/01            12/28/01 (4)
----------------------------------------------------------------------------------------------------------------------------

---------------

(1) The Minimum Waiver Price and the Waiver Discount, if any, will be established four business days prior to the first day of the Pricing Period. The Minimum Waiver Price and Waiver Discount only apply to purchases made pursuant to an approved Request or Waiver.

(2) Optional cash investments of greater than $5,000 made pursuant to an approved Request for Waiver are due by the close of business on the last business day immediately preceding the first day of the Pricing Period.

(3) The Pricing Period relating to optional cash investments of greater than $5,000 made pursuant to an approved Request for Waiver will be the ten consecutive trading days ending on either (a) the dividend payment date during any month in which we pay a cash dividend or (b) the tenth business day of any month in which we do not pay a cash dividend.

(4) Based upon our historical dividend payment dates, we may pay common shares dividends in this month. If our board of trustees declares the common shares dividend payments for this month, then the Pricing Period Conclusion Date will be the dividend payment date in this month, and the Minimum Waiver Price/ Waiver Discount Set Date, Optional Cash Investment Due Date and Pricing Period Commencement Date may be adjusted accordingly.

                                   U.S. EQUITY
                             MARKETS CLOSED IN 1999

New Years Day........................................................................................January 1
Martin Luther King Jr. Day...........................................................................January 18
Presidents Day.......................................................................................February 15
Good Friday..........................................................................................April 2
Memorial Day.........................................................................................May 31
Independence Day.....................................................................................July 5*
Labor Day............................................................................................September 6
Thanksgiving Day.....................................................................................November 25
Christmas Day........................................................................................December 24*

------------------

* Observed


                                     U.S. EQUITY
                              MARKETS CLOSED IN 2000

New Years Day........................................................................................January 1*
Martin Luther King Jr. Day...........................................................................January 17
Presidents Day.......................................................................................February 21
Good Friday..........................................................................................April 21
Memorial Day.........................................................................................May 29
Independence Day.....................................................................................July 4
Labor Day............................................................................................September 4
Thanksgiving Day.....................................................................................November 23
Christmas Day........................................................................................December 25


-------------------

* New Year's Day 2000 falls on a Saturday. The Exchange will be open for regular trading hours on Friday, December 31, 1999 and Monday, January 3, 2000.

                                     U.S. EQUITY
                                MARKETS CLOSED IN 2001

New Years Day........................................................................................January 1
Martin Luther King Jr. Day...........................................................................January 15
Presidents Day.......................................................................................February 19
Good Friday..........................................................................................April 13
Memorial Day.........................................................................................May 28
Independence Day.....................................................................................July 4
Labor Day............................................................................................September 3
Thanksgiving Day.....................................................................................November 22
Christmas Day........................................................................................December 25


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EQUITY OFFICE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF EQUITY OFFICE SINCE THE DATE HEREOF.

                               ------------------

                                TABLE OF CONTENTS


                                                                          PAGE
Plan Highlights..............................................................1
Summary of Plan..............................................................2
About this Prospectus........................................................4
Where You Can Find More Information..........................................4
Special Note Regarding Forward Looking
  Statements.................................................................5
Terms and Conditions of the Plan.............................................6
Information about Equity Office.............................................22
Use of Proceeds.............................................................22
Plan of Distribution........................................................22
Legal Matters...............................................................23
Experts.....................................................................23
Exhibit A..................................................................A-1
Exhibit B..................................................................B-1


                                25,000,000 SHARES



                         EQUITY OFFICE PROPERTIES TRUST



                                  COMMON SHARES
                                       OF
                               BENEFICIAL INTEREST

                                 Offered solely
                             in connection with our

                              DIVIDEND REINVESTMENT
                                       AND
                               SHARE PURCHASE PLAN



                           --------------------------

                                   PROSPECTUS

                           ---------------------------



                                  JUNE __, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated fees and expenses payable by Equity Office in connection with the issuance and distribution of the securities being registered:


         Registration Fee                                      $186,781
         Printing and Duplicating Expenses                       50,000
         Legal Fees and Expenses                                 50,000
         Accounting Fees and Expenses                            50,000
         Miscellaneous                                           50,219
                                                               --------
           Total                                               $387,000
                                                               --------
                                                               --------


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time (the "Maryland REIT Law"), permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Equity Office's declaration of trust, as amended from time to time, and as filed with the State Department of Assessments and Taxation of Maryland (the "Declaration of Trust"), contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT law.

         The Declaration of Trust authorizes Equity Office, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former trustee or officer or (b) any individual who, while a trustee of Equity Office and at the request of Equity Office, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of Equity Office. The Bylaws obligate Equity Office, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of Equity Office and at the request of Equity Office, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit Equity Office to indemnify and advance expenses to any person who served a predecessor of Equity Office in any of the capacities described above and to any employee or agent of Equity Office or a predecessor of Equity Office. The Bylaws require Equity Office to indemnify a trustee or officer (or any former trustee or officer) who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity against reasonable expenses incurred in connection with the proceeding.

         The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law, as amended from time to time (the "MGCL"), for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The foregoing limitations on indemnification are expressly set forth in the Bylaws. However, under the MGCL, a Maryland corporation may not indemnify for any adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. Under the MGCL, as a condition to advancing expenses, as required by the Bylaws, Equity Office must first receive (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by Equity Office and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by Equity Office if it shall ultimately be determined that the standard of conduct was not met. In addition, Mr. Thomas E. Dobrowski, one of our trustees, will be indemnified by General Motors Investment Management Corporation ("GMIMCO") and will be covered by an insurance policy maintained by General Motors Corporation, of which GMIMCO is a subsidiary, in connection with serving on the Board of Trustees.

         The limited partnership agreement of EOP Operating Limited Partnership (the "Partnership Agreement") also provides for indemnification of Equity Office and its officers and trustees to the same extent that indemnification is provided to officers and trustee of Equity Office in its Declaration of Trust, and limits the liability of Equity Office and its officers and trustees to EOP Operating Limited Partnership and its respective partners to the same extent that the Declaration of Trust limits the liability of the officers and trustees of Equity Office to Equity Office and its shareholders.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling Equity Office pursuant to the foregoing provisions, Equity Office has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16. EXHIBITS

         4.1     Form of Common Share Certificate*

         5.1 Opinion of Rosenberg & Liebentritt, P.C. regarding the legality of the securities being registered

         8.1     Opinion of Hogan & Hartson L.L.P. regarding certain tax matters

         23.1    Consent of Rosenberg & Liebentritt, P.C. (included as part of
                 Exhibit 5.1)

         23.2    Consent of Hogan & Hartson L.L.P. (included as part of
                 Exhibit 8.1

         23.3    Consent of Ernst & Young LLP

         24.1    Power of Attorney (included in signature page)



         ---------------
         *Incorporated herein by reference to Exhibit 5.1 to Equity Office's Registration Statement on Form 8-A filed with the Commission on June 19, 1997.

ITEM 17. UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to
                        the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that subparagraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on this 31st day of May, 1999.

                               EQUITY OFFICE PROPERTIES TRUST

                               By:      /s/ Timothy H. Callahan
                                        ----------------------------------------
                                        Timothy H. Callahan
                                        President and Chief Executive Officer

                                  POWER OF ATTORNEY

         We, the undersigned trustees and officers of Equity Office Properties Trust, do hereby constitute and appoint Sheli Z. Rosenberg and Timothy H. Callahan and each and either of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Trust to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 31st day of May, 1999.

              SIGNATURE                             TITLE
              ---------                             -----

/s/ Timothy H. Callahan             President, Chief Executive Officer and
------------------------------      Trustee (principal executive officer)
Timothy H. Callahan

/s/ Richard D. Kincaid              Chief Financial Officer (principal
------------------------------      financial  officer and principal
Richard D. Kincaid                  accounting officer)

/s/ Samuel Zell                     Chairman of the Board of Trustees
------------------------------
Samuel Zell

/s/ Sheli Z. Rosenberg              Trustee
------------------------------
Sheli Z. Rosenberg

/s/ Thomas E. Dobrowksi             Trustee
------------------------------
Thomas E. Dobrowski

/s/ James D. Harper, Jr.            Trustee
------------------------------
James D. Harper, Jr.

/s/ Jerry M. Reinsdorf              Trustee
------------------------------
Jerry M. Reinsdorf

/s/ William M. Goodyear             Trustee
------------------------------
William M. Goodyear

SIGNATURE                           TITLE
---------                           -----



/s/ David K. McKown                 Trustee
------------------------------
David K. McKown

/s/ H. Jon Runstad                  Trustee
------------------------------
H. Jon Runstad

/s/ Edwin N. Sidman                 Trustee
------------------------------
Edwin N. Sidman

/s/ D. J. Andre de Bock             Trustee
------------------------------
D. J. Andre de Bock

                                INDEX TO EXHIBITS

         4.1          Form of Common Share Certificate*

         5.1 Opinion of Rosenberg & Liebentritt, P.C. regarding the legality of the securities being registered

         8.1 Opinion of Hogan & Hartson L.L.P. regarding certain tax matters

         23.1 Consent of Rosenberg & Liebentritt, P.C. (included as part of Exhibit 5.1)

         23.2         Consent of Hogan & Hartson L.L.P. (included as part of
                      Exhibit 8.1)

         23.3         Consent of Ernst & Young LLP

         24.1         Power of Attorney (included in signature page)

         ------------------------------------

         *Incorporated herein by reference to Exhibit 5.1 to Equity Office's Registration Statement on Form 8-A filed with the Commission on June 19, 1997.